EXHIBIT 10.13

                        AMENDED SUBSCRIPTION AGREEMENT


      WHEREAS, there has been organized under the laws of the State of Maryland a real estate investment trust known as Mar Mar Realty Trust (the "Trust");

      WHEREAS, the Trust is authorized to issue 5,000,000 Class B Common Shares of Beneficial Interest, $1.00 par value ("Class B Common Shares").

      WHEREAS, the Trust and the undersigned have previously entered into a subscription agreement dated April 14, 1998 and the parties have determined it to be in each of their respective best interests to amend and supersede such subscription agreement with (i) this amended subscription agreement and (ii) a subscription agreement between Mar Mar Realty L.P. and the undersigned.

      NOW, THEREFORE, in consideration of the covenants contained herein, the undersigned hereby subscribes for and agrees to purchase up to four hundred sixty three (463) Class B Common Shares of the Trust and agrees to give as consideration therefor six hundred sixty dollars ($660.00).

      The subscription hereunder shall be payable upon execution and the Shares subscribed for hereunder shall be issued at the time payment is received therefor.

      Dated as of the 10th day of October, 1998.




                                      By:
                                          ---------------------------------
                                          O. Bruton Smith



Accepted as of
October 10, 1998

MAR MAR REALTY TRUST


By:
     -------------------------------------------
      Virginia R. Dunn
      Vice President and Chief Financial Officer